Exhibit 10.6

DOCUSIGN, INC.

STOCK OPTION GRANT NOTICE

(2018 EQUITY INCENTIVE PLAN)

DocuSign, Inc. (the “Company”), pursuant to its 2018 Equity Incentive Plan (the “Plan”), hereby grants to Participant an Option to purchase the number of shares of the Company’s Common Stock set forth below.

This Option is subject to all of the terms and conditions as set forth in this Stock Option Grant Notice (this “Grant Notice”), the Option Terms and Conditions (including Appendix A) (collectively, the “Option Agreement”), and the Plan, all of which are attached hereto and incorporated herein in their entirety. Capitalized terms not explicitly defined in the Option Agreement but defined in the Plan will have the same definitions as in the Plan. If there is any conflict between the terms the Option Agreement and the Plan, the terms of the Plan will control.

Participant:
Date of Grant:
Vesting Commencement Date:
Number of Shares Subject to Option:
Exercise Price (Per Share):
Total Exercise Price:
Expiration Date:

Type of Grant:	☐ Incentive Stock Option	☐ Nonstatutory Stock Option

Vesting Schedule:

Additional Terms/Acknowledgements: Participant acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions of the Plan and this Option Agreement. By accepting this Option, Participant acknowledges and agrees that Participant has reviewed the Plan and this Option Agreement (including all attachments and appendices) in its entirety and has had an opportunity to obtain the advice of counsel prior to executing this Option Agreement and accepting the Option. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board or the Stock Plan Administrator upon any questions arising under the Plan or this Option.

Participant further acknowledges and agrees that this Option Agreement may not be modified, amended or revised except as provided in the Plan. Participant further acknowledges that as of the Date of Grant, this Option Agreement and the Plan set forth the entire understanding between Participant and the Company regarding this Option award and supersede all prior oral and written agreements, promises and/or representations on that subject with the exception of (i) options previously granted and delivered to Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law and (iii) any written employment or severance arrangement that would provide for vesting acceleration of this Option upon the terms and conditions set forth therein.

By accepting this Option, Participant consents to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

DOCUSIGN, INC.		PARTICIPANT:

By:
	Signature		Signature

Title:		Date:

Date:

ATTACHMENTS:

Attachment I:   Option Terms and Conditions

Attachment II:  2018 Equity Incentive Plan

2.

ATTACHMENT I

DOCUSIGN, INC.

2018 EQUITY INCENTIVE PLAN

OPTION TERMS AND CONDITIONS

DocuSign, Inc. (the “Company”) has granted you an Option under its 2018 Equity Incentive Plan (the “Plan”) to purchase the number of shares of the Company’s Common Stock indicated in your Grant Notice at the exercise price indicated in your Grant Notice. The Option is granted to you effective as of the date of grant set forth in the Grant Notice (the “Date of Grant”). The Grant Notice and this Option Terms and Conditions (including Appendix A) are collectively referred to as the “Option Agreement.” Capitalized terms not explicitly defined in the Option Agreement but defined in the Plan will have the same definitions as in the Plan.

The details of your Option, in addition to those set forth in the Grant Notice and the Plan, are as follows:

1. VESTING. Your Option will vest and become exercisable as provided in your Grant Notice. Vesting will cease upon the termination of your Continuous Service.

For purposes of your Option, your Continuous Service will be considered terminated (regardless of the reason of termination, whether or not later found to be invalid or in breach of employment or other laws or rules in the jurisdiction where you are providing services or the terms of your employment or service agreement, if any) effective as of the date that you cease to actively provide services to the Company or any Affiliate and will not be extended by any notice period (e.g., employment or service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment or other laws in the jurisdiction where you are employed or providing services or the terms of your employment or service agreement, if any). The Stock Plan Administrator shall have exclusive discretion to determine when you are no longer actively employed or providing services for purposes of the Plan (including whether you still may be considered to be providing services while on a leave of absence).

2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your Option and your exercise price per share in your Grant Notice will be adjusted for Capitalization Adjustments.

3. EXERCISE RESTRICTION FOR NON-EXEMPT EMPLOYEES. If you are an Employee eligible for overtime compensation under the U.S. Fair Labor Standards Act of 1938, as amended (that is, a “Non-Exempt Employee”), and except as otherwise provided in the Plan, you may not exercise your Option until you have completed at least six (6) months of Continuous Service measured from the Date of Grant, even if you have already been an employee for more than six (6) months. Consistent with the provisions of the U.S. Worker Economic Opportunity Act, you may exercise your Option as to any vested portion prior to such six (6) month anniversary in the case of (i) your death or disability, (ii) a Corporate Transaction in which your Option is not assumed, continued or substituted, (iii) a Change in Control or (iv) your termination of Continuous Service on your “retirement” (as defined in the Company’s benefit plans).

4. INCENTIVE STOCK OPTION LIMITATION. If your Option is an Incentive Stock Option, then, to the extent that the aggregate Fair Market Value (determined at the Date of Grant) of the shares of

Common Stock with respect to which your Option plus all other Incentive Stock Options you hold are exercisable for the first time by you during any calendar year (under all plans of the Company and its Affiliates) exceeds one hundred thousand dollars ($100,000), your Option(s) or portions thereof that exceed such limit (according to the order in which they were granted) will be treated as Nonstatutory Stock Options.

5. METHOD OF PAYMENT. You must pay the full amount of the exercise price for the shares you wish to exercise. You may pay the exercise price in cash or by check, bank draft, wire transfer or money order payable to the Company or in any other manner permitted by the Plan and authorized by the Company at the time of exercise.

6. WHOLE SHARES. You may exercise your Option only for whole shares of Common Stock.

7. COMPLIANCE. In no event may you exercise your Option unless the shares of Common Stock issuable upon exercise are then registered under the Securities Act or, if not registered, the Company has determined that your exercise and the issuance of the shares would be exempt from the registration requirements of the Securities Act. The exercise of your Option also must comply with all other applicable laws and regulations governing your Option, including any U.S. and non-U.S. state, federal and local laws, and you may not exercise your Option if the Company determines that such exercise would not be in material compliance with such laws and regulations (including any restrictions on exercise required for compliance with Treas. Reg. 1.401(k)-1(d)(3), if applicable).

8. TERM. You may not exercise your Option before the Date of Grant or after the expiration of the Option’s term. The term of your Option expires, subject to the provisions of Section 5(h) of the Plan, upon the earliest of the following:

(a) immediately upon the termination of your Continuous Service for Cause;

(b) three (3) months after the termination of your Continuous Service for any reason other than Cause, your Disability, or your death (except as otherwise provided in Section 8(d) below); provided, however, that if during any part of such three-month period your Option is not exercisable solely because of the condition set forth in the section above relating to “Compliance,” your Option will not expire until the earlier of the Expiration Date or until it has been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service; provided further, that if (i) you are a Non-Exempt Employee, (ii) your Continuous Service terminates within six (6) months after the Date of Grant, and (iii) you have vested in a portion of your Option at the time of your termination of Continuous Service, your Option will not expire until the earlier of (x) the later of (A) the date that is seven (7) months after the Date of Grant, and (B) the date that is three (3) months after the termination of your Continuous Service, and (y) the Expiration Date;

(c) twelve (12) months after the termination of your Continuous Service due to your Disability (except as otherwise provided in Section 8(d) below);

(d) twelve (12) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates for any reason other than Cause;

(e) the Expiration Date indicated in your Grant Notice; and

(f) the day before the tenth (10th) anniversary of the Date of Grant.

2.

If your Option is an Incentive Stock Option, note that to obtain the U.S. federal income tax advantages associated with an Incentive Stock Option, the Code requires that at all times beginning on the Date of Grant and ending on the day three (3) months before the date of your Option’s exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your Option under certain circumstances for your benefit but cannot guarantee that your Option will necessarily be treated as an Incentive Stock Option if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your Option more than three (3) months after the date your employment with the Company or an Affiliate terminates.

9. EXERCISE.

(a) You may exercise the vested portion of your Option during its term by (i) delivering a Notice of Exercise (in a form designated by the Company) or completing such other documents and/or procedures designated by the Company for exercise and (ii) paying the exercise price and any applicable Tax-Related Items (as defined in Section 11 below) to the Company’s Secretary, stock plan administrator, or such other person as the Company may designate, together with such additional documents as the Company may then require.

(b) By exercising your Option you agree that, as a condition to any exercise of your Option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any Tax-Related Items.

(c) If your Option is an Incentive Stock Option, by exercising your Option you agree that you will notify the Company in writing within fifteen (15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your Option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred upon exercise of your Option.

(d) By exercising your Option you agree that you will not sell, dispose of, transfer, make any short sale of, grant any Option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company held by you, for a period of one hundred eighty (180) days following the effective date of a registration statement of the Company filed under the Securities Act or such longer period as the underwriters or the Company will request to facilitate compliance with FINRA Rule 2241 or any successor or similar rules or regulation (the “Lock-Up Period”); provided, however, that nothing contained in this section will prevent the exercise of a repurchase option, if any, in favor of the Company during the Lock-Up Period. You further agree to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriters that are consistent with the foregoing or that are necessary to give further effect thereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to your shares of Common Stock until the end of such period. You also agree that any transferee of any shares of Common Stock (or other securities) of the Company held by you will be bound by this Section 9(d). The underwriters of the Company’s stock are intended third party beneficiaries of this
Section 9(d) and will have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

10. TRANSFERABILITY. Except as otherwise provided in this Section 10, your Option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you.

3.

(a) Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, you may transfer your Option to a trust if you are considered to be the sole beneficial owner (determined under Section 671 of the Code and applicable U.S. state law, or comparable non-U.S. laws) while the Option is held in the trust. You and the trustee must enter into transfer and other agreements required by the Company.

(b) Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that you and the designated transferee enter into transfer and other agreements required by the Company, you may transfer your Option pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2), or comparable non-U.S. law, that contains the information required by the Company to effectuate the transfer. You are encouraged to discuss the proposed terms of any division of this Option with the Company prior to finalizing the domestic relations order or marital settlement agreement to help ensure the required information is contained within the domestic relations order or marital settlement agreement. If this Option is an Incentive Stock Option, this Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(c) Beneficiary Designation. Upon receiving written permission from the Board or its duly authorized designee, you may, by delivering written notice to the Company, in a form approved by the Company and any broker designated by the Company to handle option exercises, designate a third party who, on your death, will thereafter be entitled to exercise this Option and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, your executor or administrator of your estate or your legal heirs will be entitled to exercise this Option and receive, on behalf of your estate, the Common Stock or other consideration resulting from such exercise.

11. RESPONSIBILITY FOR TAXES.

(a) You acknowledge that, regardless of any action the Company or, if different, your employer (the “Employer”) takes with respect to any or all income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax related items related to your participation in the Plan and legally applicable to you (“Tax-Related Items”), the ultimate liability for all Tax-Related Items is and remains your responsibility and may exceed the amount actually withheld by the Company or the Employer, if any. You further acknowledge that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of your Option, including, but not limited to, the grant, vesting or exercise of your Option, the subsequent sale of shares of Common Stock acquired pursuant to such exercise and the issuance of any dividends; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of your Option to reduce or eliminate your liability for Tax-Related Items or achieve any particular tax result. You acknowledge and agree that you will not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates for Tax-Related Items arising from your Option. In particular, you acknowledge that this Option is exempt from Section 409A of the Code only if the exercise price per share specified in the Grant Notice is at least equal to the “fair market value” per share of the Common Stock on the Date of Grant and there is no other impermissible deferral of compensation associated with the Option. Further, if you are subject to Tax-Related Items in more than one jurisdiction, you acknowledge that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b) Prior to the relevant taxable or tax withholding event, as applicable, you agree to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, you authorize the Company and/or the Employer, or their respective agents, at their discretion, to satisfy their withholding obligations with regard to all Tax-Related Items by: (i) withholding

4.

from your wages or other cash compensation paid to you by the Company and/or the Employer, (ii) withholding from the proceeds of the sale of shares of Common Stock acquired at exercise of your Option and sold either through a voluntary sale or through a mandatory sale arranged by the Company (on your behalf pursuant to this authorization without further consent); and/or (iii) if this Option is a Nonstatutory Stock Option, withholding a number of shares of Common Stock that are otherwise deliverable to you upon exercise.

(c) Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates, in which case you may receive a refund of any over-withheld amount in cash and will have no entitlement to the Common Stock equivalent. If the obligation for Tax-Related Items is satisfied by withholding a number of shares of Common Stock, for tax purposes, you are deemed to have been issued the full number of shares of Common Stock, notwithstanding that a number of the shares of Common Stock is held back solely for the purpose of paying the Tax-Related Items.

(d) You agree to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of your participation in the Plan that cannot be satisfied by the means previously described. You acknowledge and agree that the Company may refuse to honor the exercise and refuse to issue or deliver the shares of Common Stock, or the proceeds of the sale of the shares of Common Stock, if you fail to comply with your obligations in connection with the Tax-Related Items.

12. NATURE OF GRANT. In accepting your Option, you acknowledge, understand and agree that:

(a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted under the Plan;

(b) the grant of this Option is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of options (whether on the same or different terms), or benefits in lieu of options, even if options have been granted in the past;

(c) all decisions with respect to future options or other grants, if any, will be at the sole discretion of the Company;

(d) you are voluntarily participating in the Plan;

(e) this Option and the shares of Common Stock subject to this Option, and the income and value of same, are not intended to replace any pension rights or compensation;

(f) the future value of the shares of Common Stock underlying the Option is unknown, indeterminable, and cannot be predicted with certainty;

(g) if the underlying shares of Common Stock do not increase in value, the Option will have no value;

(h) if you exercise the Option and acquire shares of Common Stock, the value of such shares of Common Stock may increase or decrease in value, even below the exercise price

5.

(i) no claim or entitlement to compensation or damages shall arise from forfeiture of this Option resulting from the termination of your Continuous Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where you are employed or rendering services or the terms of your employment or service agreement, if any), and in consideration of the grant of this Option, you irrevocably agree not to institute any claim against the Company or any Affiliate,

(j) unless otherwise provided in the Plan or by the Company in its discretion, the Option and the benefits evidenced by this Option Agreement do not create any entitlement to have the Option or any such benefits transferred to, or assumed by, another company nor to be exchanged, cashed out or substituted for, in connection with any corporate transaction affecting the shares of Common Stock;

(k) unless otherwise agreed with the Company, this Option and any shares of Common Stock acquired under the Plan, and the income and value of same, are not granted as consideration for, or in connection with, the service you may provide as a director of an Affiliate; and

(l) the following provisions apply only if you are employed or rendering services outside the United States:

(i) neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between your local currency and the United States Dollar that may affect the value of the Option or of any amounts due to you pursuant to the exercise of the Option or the subsequent sale of any shares of Common Stock acquired upon exercise;

(ii) this Option and the shares of Common Stock subject to this Option, and the income and value of same, are not part of normal or expected compensation for any purpose, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments.

13. NO ADVICE REGARDING GRANT. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding your participation in the Plan, or your acquisition or sale of the underlying shares of Common Stock. You are hereby advised to consult with your own personal tax, legal and financial advisors regarding your participation in the Plan before taking any action related to the Plan.

14. DATA PRIVACY.1 You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this Option Agreement and any other grant materials by and among, as applicable, Employer, the Company and any other Affiliate for the exclusive purpose of implementing, administering and managing your participation in the Plan.

You understand that the Company and the Employer may hold certain personal information about you, including, but not limited to, your name, home address, email address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in your favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan.

[1]	Note to Draft: Baker McKenzie to advise whether this language needs to be updated for GDPR.

6.

You understand that Data will be transferred to [Insert Applicable Broker]2, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company with the implementation, administration and management of the Plan (the “Designated Broker”). You understand that the recipients of Data may be located in the United States or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than your country. You understand that if you reside outside the United States, you may request a list with the names and addresses of any potential recipients of Data by contacting your local human resources representative. You authorize the Company, the Designated Broker and any possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer Data, in electronic or other form, for the sole purposes of implementing, administering and managing your participation in the Plan. You understand that Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan. You understand that if you reside outside the United States, you may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing your local human resources representative. Further, you understand that you are providing the consents herein on a purely voluntary basis. If you do not consent, or if you later seek to revoke your consent, your employment status or service with the Company or any Affiliate will not be affected; the only consequence of refusing or withdrawing your consent is that the Company would not be able to grant options or other equity awards to you or administer or maintain such awards. Therefore, you understand that refusing or withdrawing your consent may affect your ability to participate in the Plan. For more information on the consequences of your refusal to consent or withdrawal of consent, you understand that you may contact your local human resources representative.

15. OPTION NOT A SERVICE CONTRACT. Your Continuous Service with the Company, the Employer or any other Affiliate is not for any specified term and may be terminated by you or by the Company, the Employer or any other Affiliate at any time, for any reason, with or without cause and with or without notice. Nothing in this Option Agreement (including, but not limited to, the vesting of your Award or the issuance of the shares subject to your Award), the Plan or any covenant of good faith and fair dealing that may be found implicit in this Option Agreement or the Plan will: (i) confer upon you any right to continue in the employ of, or affiliation with the Employer; (ii) constitute any promise or commitment by the Company, the Employer or any other Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or affiliation; (iii) confer any right or benefit under this Option Agreement or the Plan unless such right or benefit has specifically accrued under the terms of this Option Agreement or Plan; or (iv) deprive the Company or the Employer of the right to terminate you at any time and without regard to any future vesting opportunity that you may have. Finally, the grant of the Option shall not be interpreted as forming an employment or service contract with the Company.

16. NOTICES. Any notices provided for in your Option or the Plan will be given in writing (including electronically) and will be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company. The Company may, in its sole discretion, decide to deliver any documents related to participation in the Plan and this Option by electronic means or to request your consent to participate in the Plan by electronic means. By accepting this Option, you consent to receive such documents by electronic delivery and to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

[2]	Note to Draft: DocuSign to provide

7.

17. GOVERNING PLAN DOCUMENT. Your Option is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Option, and is further subject to all interpretations, amendments, rules and regulations, which may from time to time be promulgated and adopted pursuant to the Plan. If there is any conflict between the provisions of your Option and those of the Plan, the provisions of the Plan will control. In addition, your Option (and any compensation paid or shares issued under your Option) is subject to recoupment in accordance with The U.S. Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Company and any compensation recovery policy otherwise required by applicable law. No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a resignation for “good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.

18. OTHER DOCUMENTS. You hereby acknowledge receipt of and the right to receive a document providing the information required by Rule 428(b)(1) promulgated under the Securities Act, which includes the Plan prospectus. In addition, you acknowledge receipt of the Company’s policy permitting certain individuals to sell shares only during certain “window” periods and the Company’s insider trading policy, in effect from time to time.

19. VOTING RIGHTS. You will not have voting or any other rights as a shareholder of the Company with respect to the shares to be issued pursuant to this Option until such shares are issued to you. Upon such issuance, you will obtain full voting and other rights as a shareholder of the Company. Nothing contained in this Option, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between you and the Company or any other person.

20. SEVERABILITY. If all or any part of this Option Agreement or the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity will not invalidate any portion of this Option Agreement or the Plan not declared to be unlawful or invalid. Any Section of this Option Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

21. LANGUAGE. If you have received this Option Agreement, or any other document related to this Option and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control. You acknowledge that you are sufficiently proficient in English to understand the terms and conditions of this Option Agreement.

22. INSIDER TRADING RESTRICTIONS/MARKET ABUSE LAWS. You acknowledge that you may be subject to insider trading restrictions and/or market abuse laws in applicable jurisdictions, including the United States and your country of residence, which may affect your ability to acquire or sell the shares of Common Stock or rights to the shares of Common Stock under the Plan during such times as you are considered to have “inside information” regarding the Company (as defined by the laws in your country). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. You acknowledge that it is your responsibility to comply with any applicable restrictions, and you are advised to speak to your personal advisor on this matter.

23. FOREIGN ASSET/ACCOUNT AND TAX REPORTING, EXCHANGE CONTROLS. Your country may have certain foreign asset, account and/or tax reporting requirements and exchange controls which may affect your ability to acquire or hold shares of Common Stock under the Plan or cash received

8.

from participating in the Plan (including from any dividends received or sale proceeds arising from the sale of shares of Common Stock) in a brokerage or bank account outside your country. You understand that you may be required to report such accounts, assets or transactions to the tax or other authorities in your country. You also may be required to repatriate sale proceeds or other funds received as a result of participation in the Plan to your country through a designated bank or broker and/or within a certain time after receipt. In addition, you may be subject to tax payment and/or reporting obligations in connection with any income realized under the Plan and/or from the sale of shares of Common Stock. You acknowledge that you are responsible for complying with all such requirements, and that you should consult personal legal and tax advisors, as applicable, to ensure compliance.

24. APPENDIX FOR PARTICIPANTS OUTSIDE THE U.S. Notwithstanding any provisions in the Grant Notice or this Option Terms and Conditions, your Option shall also be subject to any special terms and conditions for your country set forth in Appendix A of this Option Agreement. Moreover, if you relocate to one of the countries included therein, the terms and conditions for such country will apply to you to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons. Appendix A constitutes part of this Option Agreement.

25. IMPOSITION OF OTHER REQUIREMENTS. The Company reserves the right to impose other requirements on your participation in the Plan, and on any shares of Common Stock acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require you to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing. You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Option.

26. GOVERNING LAW/VENUE. The interpretation, performance and enforcement of this Option Agreement will be governed by the law of the State of Delaware without regard to that state’s conflicts of laws rules. For purposes of any action, lawsuit or other proceedings brought to enforce this Option Agreement, including the Appendix A, relating to it, or arising from it, the parties hereby submit to and consent to the sole and exclusive jurisdiction of the courts within San Francisco County, State of California, or the federal courts for the United States for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

27. SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under your Option will be transferable to any one or more persons or entities, and all covenants and agreements hereunder will inure to the benefit of, and be enforceable by the Company’s successors and assigns. All obligations of the Company under the Plan and this Option Agreement will be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

*     *    *

This Option Terms and Conditions will be deemed to be accepted by you upon the signing by you or otherwise by your acceptance of the Grant Notice to which it is attached.

9.

APPENDIX A

COUNTRY-SPECIFIC TERMS AND CONDITIONS

FOR PARTICIPANTS OUTSIDE THE UNITED STATES

Capitalized terms used but not defined in this Appendix A have the meanings set forth in the Plan, the Grant Notice and/or the Option Terms and Conditions.

Terms and Conditions

This Appendix A includes additional terms and conditions that govern the Option granted to you under the Plan if you reside and/or work in one of the countries listed below. If you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Option, the Company shall, in its discretion, determine to what extent the special terms and conditions contained herein shall be applicable to you.

Notifications

This Appendix A may also include information regarding exchange controls and certain other issues of which you should be aware with respect to participation in the Plan. The information is based on the securities, exchange control, and other laws in effect in the respective countries as of [            ] 2018. Such laws are often complex and change frequently. As a result, the Company strongly recommends that you not rely on the information in this Appendix A as the only source of information relating to the consequences of your participation in the Plan because the information may be out of date at the time the you exercise your Option or you sell shares of Common Stock acquired under the Plan.

In addition, the information contained herein is general in nature and may not apply to your particular situation, and the Company is not in a position to assure you of a particular result. Accordingly, you are advised to seek appropriate professional advice as to how the relevant laws in your country may apply to your situation.

Finally, if you are a citizen or resident (or are considered as such for local law purposes) of a country other than the country in which you are currently residing and/or working, or if you relocate to another country after the grant of the Option, the notifications contained herein may not be applicable to you in the same manner.

ATTACHMENT II

2018 EQUITY INCENTIVE PLAN